UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 6, 2026

AMERICOLD REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glenlake Parkway,	South Tower, Suite 600
Atlanta,	Georgia	30328
(Address of principal executive offices)		(Zip Code)
(678) 441-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COLD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 — Other Events.

Americold Realty Trust, Inc. (the “Company,” “we,” “us” or “our”) is filing this Current Report on Form 8-K as the Company intends on filing an Automatic Shelf Registration Statement on Form S-3ASR and due to the segment reporting changes described in its Form 10-Q for the quarterly period ended March 31, 2026, is recasting certain previously reported amounts contained in its Annual Report on Form 10-K for the year ended December 31, 2025 (“2025 Form 10-K”).

As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 (as filed with the U.S. Securities and Exchange Commission (“SEC”) on May 7, 2026), during the three months ended March 31, 2026, the Company revised the operating segment information regularly provided to and used by the Company’s Chief Operating Decision Maker for the purposes of allocating resources and assessing performance measures to combine the Warehouse and the former Third-Party Managed operating segments. As a result of this change, the Company now has two reportable operating segments: Warehouse and Transportation.

SEC rules require that when a registrant prepares, on or after the date a registrant reports an accounting change such as the segment changes noted above, a new registration, proxy, or information statement (or amends a previously filed registration, proxy, or information statement) that includes or incorporates by reference financial statements, the registrant must recast the prior period financial statements included or incorporated by reference in the registration, proxy, or information statement to reflect these types of changes. Accordingly, the Company is filing this Form 8-K to update historical operating segment financial information and related disclosures contained in the 2025 Form 10-K to reflect the changes in segment reporting as described above. The updates do not represent a restatement of previously issued financial statements. The recast information of the items contained in the 2025 Form 10-K is presented in Exhibit 99.1 to this Form 8-K, which is incorporated herein by reference.

The information included in this Form 8-K is presented for informational purposes only in connection with the segment reporting changes described above and does not amend or restate our audited and reviewed consolidated financial statements, which were included in our 2025 Form 10-K. This Form 8-K does not reflect events occurring after we filed our 2025 Form 10-K and does not modify or update the disclosures therein in any way, other than to illustrate the impact of the segment changes as described above. Exhibit 99.1 should be read in conjunction with the 2025 Form 10-K. For developments subsequent to the filings of the 2025 Form 10-K, refer to our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 and our Current Reports on Form 8-K.

Item 9.01 — Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP
99.1
Items from Annual Report on Form 10-K for the year ended December 31, 2025, revised to update historical operating segment financial information and related disclosures to reflect a change in the Company’s operating segments: Part I, “Item 1. Business”; Part I, “Item 2. Properties”; Part II, “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations”; Part II, “Item 8. Financial Statements and Supplementary Data”; and Part IV, “Item 15. Exhibits, Financial Statements and Schedules.”

101	Interactive Data Files (embedded within the Inline XBRL document)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 6, 2026

AMERICOLD REALTY TRUST, INC.

By:	/s/ Christopher J. Papa
Name: Christopher J. Papa
Title: Chief Financial Officer and Executive Vice President